For Immediate Release
MGP INGREDIENTS, INC. ANNOUNCES
STOCK REPURCHASE

Atchison, KS - March 12, 2015 - MGP Ingredients, Inc. (NASDAQ:MGPI) (the "Company") today announced that on February 27, 2015, the Board of Directors of the Company authorized the purchase of up to $3,500,000 market value of the Company's common stock. Pursuant to the authorization, the Company is permitted to purchase its shares from time to time on the open market or in privately negotiated transactions.
Any repurchased shares will be held in treasury and may be used by the Company for general corporate purposes including stock-based employee benefit plans. The timing and the amount of any repurchases of common stock will be determined by the Company's management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time and will expire March 1, 2016.
Karen Seaberg, Chairperson of the Board of Directors, said "The Board of Directors and our management team have a strong conviction in our long-term growth prospects and our ability to generate profits and cash flow. We believe that stock repurchases demonstrate our commitment to building stockholder value as well as confidence in achieving our long-term growth plans."
About MGP Ingredients, Inc.
MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science and backed by over 150 years of experience. The company’s proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and/or the negatives of these terms or variations of them or similar terminology. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility or Indiana distillery, or at the Illinois Corn Processing, LLC (“ICP”) facility, (ii) the availability and cost of grain, flour, and barrels and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy and effectiveness of our corn purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the volatility in operating results of the ICP joint venture, (vii)

ICP’s revolving credit agreement with an affiliate of SEACOR Holdings Inc. (our greater than 9 percent equity owner and the parent company of ICP Holdings, LLC, who is our 70 percent joint venture partner in ICP), (viii) our ability to maintain compliance with all applicable loan agreement covenants, (ix) our ability to realize operating efficiencies, (x) actions of governments, (xi) and consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014.

For More Information
Investors & Analysts:
Bob Burton
616-233-0500 or Investor.Relations@mgpingredients.com

Media:
Shanae Randolph, Corporate Director of Communications
913-367-1480 or shanae.randolph@mgpingredients.com